Exhibit 10.6

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of the 10th day of December, 2014, by and between the person or entity listed as seller on the signature page hereto (the “Seller”) and each person or entity listed as a purchaser on the signature page hereto (each, a “Purchaser”).

W I T N E S S E T H:

WHEREAS, the Seller is the record or beneficial owner of the shares of Series D Convertible Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), of DRONE AVIATION HOLDING CORP., a Nevada corporation (the “Company”);

WHEREAS, the Seller desires to sell to Purchaser, and Purchaser desires to purchase from the Seller, the number of shares of Preferred Stock as listed on the signature page next to Purchaser’s name (collectively, the “Shares”), on and subject to the terms of this Agreement; and

WHEREAS, the Shares are subject to certain restrictions on resale by the Seller pursuant to a lockup agreement by and between the Company and the Seller dated June 3, 2014 (the “Lockup Agreement”).

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.           Sale of the Shares.  Subject to the terms and conditions of this Agreement and waiver by the Company of the lockup restrictions on the Shares, and in reliance upon the representations, warranties, covenants and agreements contained in this Agreement, the Seller shall sell the Shares to the Purchaser, and the Purchaser shall purchase the Shares from the Seller, for a purchase price of $0.069 per share (the “Purchase Price”).

2.           Closing.

(a) The purchase and sale of the Shares shall take place at a closing (the “Closing”), to be held on or prior to December 10, 2014 at the office of the Escrow Agent (as defined below), as shall be determined by the Purchaser on notice to the Seller.

(b) At the Closing:

(i) The Seller shall deliver to Equity Stock Transfer LLC, as escrow agent (the “Escrow Agent”), pursuant to the terms of the escrow agreement, attached hereto as Exhibit A, (the “Escrow Agreement”), a certificate (or certificates) or DRS statement representing the Shares, along with fully executed stock powers that are medallion guaranteed and duly endorsed in form for transfer to the Purchaser.

(ii) The Purchaser shall receive a fully executed waiver to the Lockup Agreement, substantially in the form attached hereto as Exhibit B, duly executed by the Company.

(iii) The Purchaser shall pay to the Seller the aggregate Purchase Price for the Shares by wire transfer of immediately available funds to the Escrow Agent pursuant to the terms of the Escrow Agreement.

(c) At and at any time after the Closing, the parties shall duly execute, acknowledge and deliver all such further assignments, conveyances, instruments and documents, and shall take such other action consistent with the terms of this Agreement to carry out the transactions contemplated by this Agreement.

(d) All representations, covenants and warranties of the Purchaser and Seller contained in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though the same had been made on and as of such date.

3.           Representations and Warranties of the Purchaser.  Purchaser hereby makes the following representations and warranties to the Seller:

(a)           Purchaser has the requisite power and authority to enter into this Agreement, the execution and delivery of which has been duly authorized, if appropriate, and to consummate the transactions contemplated hereby and otherwise to carry out its obligations hereunder. This Agreement constitutes a valid and legally binding obligation of the Purchaser, except as may be limited by bankruptcy, reorganization, insolvency, moratorium and similar laws of general application relating to or affecting the enforcement of rights of creditors, and except as enforceability of the obligations hereunder are subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law).  No consent, approval or agreement of any individual or entity is required to be obtained by the Purchaser in connection with the execution and performance by the Purchaser of this Agreement or the execution and performance by the Purchaser of any agreements, instruments or other obligations entered into in connection with this Agreement.

(b)           Purchaser represents and warrants that no person is entitled to receive a finder’s fee from Purchaser in connection with this Agreement as a result of any action taken by the Purchaser pursuant to this Agreement, and agrees to indemnify and hold harmless the Seller, and its employees, and affiliates, in the event of a breach of this representation and warranty.  This representation and warranty shall survive the Closing.

4.           Representations and Warranties of the Seller. Except as set forth in the Disclosure Schedule attached hereto (the “Disclosure Schedule”), which shall qualify any representation or warranty set forth herein, the Seller hereby makes the following representations and warranties to the Purchaser:

(a)           Seller owns the Shares free and clear of any and all liens, claims, encumbrances, preemptive rights, and rights of first refusal.

(b)           Seller has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and otherwise to carry out Seller’s obligations hereunder.  No consent, approval or agreement of any individual or entity is required to be obtained by the Seller in connection with the execution and performance by the Seller of this Agreement or the execution and performance by the Seller of any agreements, instruments or other obligations entered into in connection with this Agreement, other than consents or approvals that have been obtained prior to Closing.

(c) Except as set forth on the Disclosure Schedule, there is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the Seller’s knowledge, threatened against the Seller or any of Seller’s properties. Except as set forth on the Disclosure Schedule, there is no judgment, decree or order against the Seller that could prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

(d) No bankruptcy, receivership or debtor relief proceedings are pending or, to the Seller’s knowledge, threatened against the Seller.

(e) The Seller is aware of the Company’s business affairs and financial condition and has reached an informed and knowledgeable decision to sell the Shares.

(f) Seller expressly warrants and represents that (i) no Purchaser has made, and Seller disclaims the existence of or its reliance on, any representation by any Purchaser concerning the Company or the Shares; (ii) to its knowledge, Seller has no claims against any Purchaser with respect to the foregoing and if any such claim may exist, Seller, recognizing its disclaimer of reliance and the Purchaser’s reliance on such disclaimer as a condition to entering into this transaction, covenants and agrees not to assert it against any Purchaser or any of Purchaser’s partners, representatives, agents or affiliates; and (iii) Seller waives and releases any claim that it might have against any Purchaser or any of Purchaser’s partners, representatives, agents and affiliates whether under applicable securities law or otherwise, based on any Purchaser’s knowledge, possession or nondisclosure to Seller of any material, non-public information concerning the Company and its direct and indirect subsidiaries.

6.           Termination by Mutual Agreement.  This Agreement may be terminated at any time by mutual consent of the parties hereto, provided that such consent to terminate is in writing and is signed by all of the parties hereto.

7.           Miscellaneous.

(a) Entire Agreement.  This Agreement constitutes the entire agreement of the parties, superseding and terminating any and all prior or contemporaneous oral and written agreements, understandings or letters of intent between or among the parties with respect to the subject matter of this Agreement.  No part of this Agreement may be modified or amended, nor may any right be waived, except by a written instrument which expressly refers to this Agreement, states that it is a modification or amendment of this Agreement and is signed by the parties to this Agreement, or, in the case of waiver, by the party granting the waiver.  No course of conduct or dealing or trade usage or custom and no course of performance shall be relied on or referred to by any party to contradict, explain or supplement any provision of this Agreement, it being acknowledged by the parties to this Agreement that this Agreement is intended to be, and is, the complete and exclusive statement of the Agreement with respect to its subject matter.  Any waiver shall be limited to the express terms thereof and shall not be construed as a waiver of any other provisions or the same provisions at any other time or under any other circumstances.

(b) Severability.  If any section, term or provision of this Agreement shall to any extent be held or determined to be invalid or unenforceable, the remaining sections, terms and provisions shall nevertheless continue in full force and effect.

(c) Notices.  All notices provided for in this Agreement shall be in writing signed by the party giving such notice, and delivered personally or sent by overnight courier, mail or messenger against receipt thereof or sent by registered or certified mail, return receipt requested, or by facsimile transmission or similar means of communication if receipt is confirmed or if transmission of such notice is confirmed by mail as provided in this Section 7(c).  Notices shall be deemed to have been received on the date of personal delivery or telecopy or attempted delivery.

(d) Applicable Law, Venue and Jury Trial Waiver.  This Agreement, the construction, interpretation, and enforcement hereof, and the rights of the parties hereto with respect to all matters arising hereunder or related hereto shall be determined under, governed by, and construed in accordance with the laws of the State of New York without regard to the choice of law principles thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of New York located in The City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby, and hereby irrevocably waives any objection that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(e) Reserved.

(f) Parties to Pay Own Expenses.  Each of the parties to this Agreement shall be responsible and liable for its own expenses incurred in connection with the preparation of this Agreement, the consummation of the transactions contemplated by this Agreement and related expenses.

(g) Successors.  This Agreement shall be binding upon the parties and their respective heirs, executors, administrators, legal representatives, successors and assigns; provided, however, that neither party may assign this Agreement or any of its rights under this Agreement without the prior written consent of the other party.

(h) Further Assurances.  Each party to this Agreement agrees, without cost or expense to any other party, to deliver or cause to be delivered such other documents and instruments as may be reasonably requested by any other party to this Agreement in order to carry out more fully the provisions of, and to consummate the transaction contemplated by, this Agreement.

(i) Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(j) No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties with the advice of counsel to express their mutual intent, and no rules of strict construction will be applied against any party.

(k) Headings.  The headings in the Sections of this Agreement are inserted for convenience only and shall not constitute a part of this Agreement.

(l) Legal Representation.  Each party hereto acknowledges that it has been represented by independent legal counsel in the preparation of the Agreement.  Each party recognizes and acknowledges that counsel to the Company has represented other shareholders of the Company and may, in the future, represent others in connection with various legal matters and each party waives any conflicts of interest and other allegations that it has not been represented by its own counsel.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

SELLER:    WORLD SURVEILLANCE GROUP INC.

By: /s/ Glenn D. Estrella
Name: Glenn D. Estrella
Title: President

Number of Aggregate Shares being sold: 200,000
Address for personal or courier delivery:
State Road 405, Building M6-306A, Room 1400
Kennedy Space Center, FL 32815

Address for U.S. mail delivery:
Mail Code: SWC
Kennedy Space Center, FL 32899

PURCHASER:

Name:

By:
Title:
Number of Shares being bought:
Aggregate Purchase Price:
Address: